FOR IMMEDIATE RELEASE

                                                                        Contact:

                                                                Andrew C. Corbin
                               Executive Vice President, Chief Financial Officer
                                                                  (212) 907-6079
                                                           The BISYS Group, Inc.
                                                                     (NYSE: BSG)
                                                                   www.bisys.com

                 BISYS(R) REPORTS FISCAL FOURTH QUARTER RESULTS
                 -- Revenue Increases to Record $253 Million --
                -- Record Cash from Operations of $61 Million --

NEW YORK, N.Y. (July 29, 2003) - BISYS, a leading provider of business process outsourcing solutions for the financial services sector, today reported the results for its fiscal fourth quarter and the fiscal year ended June 30, 2003.

For the fiscal fourth quarter, BISYS reported net income of $33.8 million or $0.28 per diluted share, as compared to net income of $37.3 million or $0.30 per diluted share for the same period in fiscal 2002. Revenue for the quarter was $253.2 million, an increase of six percent from $238.7 million in the same period last year. Cash from operations for the quarter reached a record of $61.3 million.

BISYS reported net income of $111.8 million or $0.92 per diluted share for the year ended June 30, 2003, as compared to net income of $115.9 million or $0.94 per diluted share for the year ended June 30, 2002. Actual results for the year ended June 30, 2003 and 2002 include restructuring charges of $7.5 million or $0.06 per diluted share net of tax, and $4.0 million or $0.03 per diluted share net of tax, respectively, related to the integration, consolidation, and relocation of certain business operations, primarily as a result of acquisition activity. Excluding restructuring charges, pro forma net income for the year ended June 30, 2003 was $119.4 million or $0.98 per diluted share, as compared to pro forma net income of $119.8 million or $0.97 per diluted share for the same period last year. BISYS' annual revenue increased to $958.4 million, up 11 percent over fiscal 2002 annual revenue of $865.7 million. Cash from operations for fiscal year 2003 was $179.8 million, an increase of $50.9 million, or 39 percent, over the previous year.

                                     -more-

The company has included the above pro forma information concerning restructuring charges to assist investors in analyzing BISYS' results of operations. The company has elected to provide this information to enable investors to perform meaningful comparisons of past, present, and future operating results, and as a means to emphasize the results of core, ongoing operations.

ABOUT BISYS

The BISYS Group, Inc. (NYSE: BSG), headquartered in New York City, provides business process outsourcing solutions that enable investment firms, insurance companies, and banks to capitalize on convergence by entering new segments of the financial services industry. BISYS currently supports more than 20,000 domestic and international financial institutions and corporate clients through three business units. Its INVESTMENT SERVICES group provides administration and distribution services for approximately 380 clients, representing more than 2,200 mutual funds, hedge funds, private equity funds, and other alternative investment products with more than $650 billion in assets. BISYS' largest group also provides retirement services to more than 15,000 companies in partnership with 40 of the nation's leading banks and investment management companies, and offers analytical research and competitive intelligence through its Financial Research Corporation (FRC) subsidiary. Through its INSURANCE AND EDUCATION SERVICES group, BISYS is the nation's largest independent distributor of life insurance and the premier provider of the support services required to sell traditional and variable life, annuity, long-term care, and disability products. BISYS is also the nation's seventh largest property/casualty (P&C) wholesaler and the third largest independent wholesaler of commercial lines of P&C insurance. This group complements its insurance distribution services with a comprehensive compliance management solution that supports insurance and investment firms and professionals with more than 225 certification and continuing education training courses, and a sophisticated suite of licensing-related products and services. BISYS' INFORMATION SERVICES group provides information processing and imaging solutions to more than 1,150 financial institutions. This group also supports more than 120 insurance companies with a suite of asset retention solutions, and provides complete program management for corporate-sponsored cash management accounts. Additional information is available at www.bisys.com.

                                     -more-

Except for the historical information contained herein, the matters discussed in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, services and related products, prices and other factors discussed in the Company's periodic filings with the Securities and Exchange Commission.

                               -tables to follow-
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                              THE BISYS GROUP, INC.
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                      (In thousands, except per share data)

                                                       THREE MONTHS ENDED                  YEAR ENDED
                                                            JUNE 30,                        JUNE 30,
Statement of Operations Data:                         2003            2002            2003            2002
                                                    ---------       ---------       ---------       ---------
Revenues                                            $ 253,187       $ 238,727       $ 958,419       $ 865,705
                                                    ---------       ---------       ---------       ---------

Operating cost and expenses:
  Service and operating                               146,073         131,379         558,824         488,411
  Selling, general and administrative                  45,657          39,488         176,728         157,743
  Amortization of intangible assets                     5,348           3,961          18,822          13,125
  Restructuring charges                                    --              --          12,079           6,475
                                                    ---------       ---------       ---------       ---------
Total expenses                                        197,078         174,828         766,453         665,754
                                                    ---------       ---------       ---------       ---------

Operating earnings                                     56,109          63,899         191,966         199,951

Interest income                                           297             396           1,475           3,599
Interest expense                                       (4,718)         (4,154)        (18,146)        (15,701)
                                                    ---------       ---------       ---------       ---------

Income before income taxes                             51,688          60,141         175,295         187,849

Income taxes                                           17,881          22,852          63,472          71,988
                                                    ---------       ---------       ---------       ---------
Net income                                          $  33,807       $  37,289       $ 111,823       $ 115,861
                                                    =========       =========       =========       =========


Basic earnings per share                            $    0.28       $    0.31       $    0.93       $    0.98

Diluted earnings per share                          $    0.28       $    0.30       $    0.92       $    0.94

Weighted average shares outstanding                   119,618         119,422         119,597         118,623

Weighted average equivalent shares outstanding        121,306         124,524         121,721         123,859

Pro forma:

Reported net income                                 $  33,807       $  37,289       $ 111,823       $ 115,861
Addback:

Restructuring charges, net of tax                          --              --           7,549           3,982
Pro forma net income                                   33,807          37,289         119,372         119,843

Diluted earnings per share:
Reported net income                                 $    0.28       $    0.30       $    0.92       $    0.94
Addback:

Restructuring charges, net of tax                          --              --            0.06            0.03
Pro forma net income                                $    0.28       $    0.30       $    0.98       $    0.97

                              THE BISYS GROUP, INC.
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)
                                 (In thousands)

                                          THREE MONTHS ENDED                   YEAR ENDED
                                                JUNE 30,                         JUNE 30,

Business Segment Data:                    2003             2002             2003            2002
                                        ---------       ---------       ---------       ---------
Revenues:
  Investment Services                   $ 130,684       $ 124,787       $ 498,531       $ 449,930
  Insurance and Education Services         66,545          62,113         244,835         218,185
  Information Services                     55,958          51,827         215,053         197,590
                                        ---------       ---------       ---------       ---------
    Total                               $ 253,187       $ 238,727       $ 958,419       $ 865,705
                                        =========       =========       =========       =========

Operating earnings (loss)*:
  Investment Services                   $  23,433       $  24,495       $  77,556       $  77,449
  Insurance and Education Services         20,971          28,562          88,532          94,847
  Information Services                     17,378          16,389          59,387          54,895
  Corporate                                (5,673)         (5,547)        (21,430)        (20,765)
                                        ---------       ---------       ---------       ---------
    Total                               $  56,109       $  63,899       $ 204,045       $ 206,426
                                        =========       =========       =========       =========


* Excludes the impact of restructuring charges.

                                                          JUNE 30,       JUNE 30,
Balance Sheet Data:                                        2003            2002
                                                        ----------      ----------
Cash and cash equivalents                               $  106,161      $   78,371
Accounts receivable, net                                    96,237         101,851
Insurance premiums and commissions receivable, net         169,780          95,146
Total assets                                             1,526,893       1,246,151

Insurance premiums and commissions payable                  79,398              --
Short-term borrowings                                      172,000          93,000
Long-term debt                                             300,000         300,000
Stockholders' equity                                       785,061         682,618

Other Financial Data:                           THREE MONTHS ENDED              YEAR ENDED
                                                     JUNE 30,                     JUNE 30,
                                                2003          2002           2003          2002
                                               -------       -------       --------       --------
Capital expenditures                           $ 9,285       $14,570       $ 43,106       $ 39,310
Net cash provided by operating activities      $61,298       $39,954       $179,810       $128,946
Effective tax rate                                34.6%         38.0%          36.2%          38.3%